EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the (i) Registration Statement No. 333-113425 on Form S-8 and (ii) Registration Statement No. 333-122249 on Form S-3 of Kronos Worldwide, Inc. of our report dated March 16, 2006 relating to the consolidated financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.





PricewaterhouseCoopers LLP



Dallas, Texas
March 16, 2006